Exhibit 99.1
For Immediate Release
Contact:
Debi Neary Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lodgian Reports 2009 Second Quarter Results
     ATLANTA, Ga., August 5, 2009—Lodgian, Inc. (NYSE Alternext US:LGN), one of the nation’s largest independent hotel owners and operators, today reported results for the 2009 second quarter ended June 30, 2009.
     The company will host a 10 a.m. Eastern time conference call today to discuss results for the 2009 second quarter.
     The “36 continuing operations hotels” comprise those Lodgian properties that were not held for sale as of June 30, 2009. Lists of properties, both continuing operations and held for sale, are attached to this press release.
Second Quarter 2009 Highlights
•	Obtained maturity extensions on $120 million of mortgage debt which matured July 1, 2009, with the terms of the extensions ranging from 90 days to three years.

•	Sold two hotels during the 2009 second quarter for gross proceeds of $13.9 million.

Lodgian

Statistics for 36 Continuing Operations Hotels

	2Q	2Q
	2009*	2008*	% Change
Rooms revenue	$40,238	$50,185	-19.8%
RevPAR	$65.12	$81.08	-19.7%
Total revenue	$54,863	$67,902	-19.2%
(Loss)/income from continuing operations	$(5,348)	$284	n/m
EBITDA	$7,362	$12,950	-43.2%
Adjusted EBITDA (defined below)	$11,193	$18,530	-39.6%

Consolidated Financial Results

(Loss)/income from continuing operations	$(5,348)	$284	n/m
(Loss)/income from discontinued operations	$(1,969)	$6,083	n/m
Net (loss)/income attributable to common stock	$(6,975)	$6,367	n/m
Net (loss)/income per share attributable to common stock	$(0.33)	$0.29	n/m

*	Dollars in thousands except for RevPAR and per share data.
In this press release, Lodgian uses the term “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization (“EBITDA”), but excluding the effects of the following charges: impairment losses; restructuring expenses; gains/losses on debt extinguishment; and casualty (gains)/losses, net, for properties damaged by events such as hurricane, fire or flood. A reconciliation of Adjusted EBITDA to (loss)/income from continuing operations is included in the tables that accompany this press release.
Second Quarter 2009 Results
     Second quarter 2009 total revenue for continuing operations declined 19.2 percent to $54.9 million, compared to the same period in 2008. During the 2009 second quarter, the displacement of total revenue resulting from renovations at three properties was $0.4 million, compared to $0.6 million in the 2008 second quarter. Loss from continuing operations was $(5.3) million in the 2009 second quarter, compared to income of $0.3 million in the 2008 second quarter.

Lodgian

     Net loss attributable to common shares was $(7.0) million, or $(0.33) per diluted share in the 2009 second quarter, compared to net income of $6.4 million, or $0.29 per diluted share in the 2008 second quarter. The 2009 second quarter net loss includes total impairment charges of $7.5 million in both continuing operations and discontinued operations.
     EBITDA from continuing operations declined 43.2 percent from the 2008 second quarter to $7.4 million. Adjusted EBITDA for the same group of properties decreased 39.6 percent, from $18.5 million in the 2008 second quarter to $11.2 million in the 2009 second quarter. Adjusted EBITDA margins for the continuing operations hotels decreased by 690 basis points to 20.4 percent during the 2009 second quarter compared to the 2008 second quarter, due to lower revenues.
Management Comments
     “Our results in the second quarter of 2009 showed the same trend as the hospitality industry in general,” said Dan Ellis, Lodgian president and chief executive officer. “Our RevPAR Index for the quarter was relatively flat, indicating that we maintained our fair share within our markets.”
     “Our focus at this time is on cost control, both in our corporate departments and in the field. To this end, we have made significant progress with annualized reductions of $1.0 million in corporate overhead costs and reductions of $3.5 million at the hotels. We continue our efforts to streamline our infrastructure and expect to reap the benefits of these moves in future periods.”
Asset Disposition Program
     During the second quarter, two hotels were sold for gross proceeds of $13.9 million. The two hotels were the Holiday Inn Select in Windsor, Ontario, Canada and the Holiday Inn

Lodgian

Cromwell Bridge in Towson, Md. Of the net proceeds, $6.8 million was used to reduce debt and the remainder for general corporate purposes.
     As of August 1, 2009, a total of two properties remained classified as held for sale.
     During the 2009 second quarter, the Holiday Inn in Phoenix, Ariz. was reclassified to continuing operations from discontinued operations because it no longer met the criteria to be classified as held for sale. Prior to the reclassification, the company’s efforts to sell this property had been unsuccessful, and the hotel’s operating performance continued to decline, primarily due to oversupply in the local market. The company had concluded that the hotel’s market value was less than the $9.4 million of mortgage debt which encumbers the property. Accordingly, the company began discussions with the lender during the 2009 second quarter aimed at returning the property and a receiver has recently been appointed. The company is currently not making mortgage payments on this loan. The mortgage debt on this hotel is non-recourse to Lodgian, except in certain limited circumstances and is not cross-collateralized with any other of the company’s mortgage debt. The company does not believe the debt recourse provisions of this loan will be triggered by this transaction.
Balance Sheet Update
     As of June 30, 2009, 34 hotels were encumbered as collateral for various mortgage debt facilities totaling approximately $323.6 million. A summary of mortgage debt facilities is included in the supplemental information attached to this release.
     Approximately $120 million of mortgage debt was previously scheduled to mature on July 1, 2009. This mortgage debt, which was originated in June 2004 by Merrill Lynch and securitized into the collateralized mortgage-backed securities market, had been divided into three pools referred to by the company as the Merrill Lynch Fixed Rate Pools #1, #3 and #4 (the

Lodgian

company repaid the Merrill Lynch Fixed Rate Pool #2 in 2007). The company obtained extensions of these pools with terms ranging from 90 days to three years.
     As of July 1, 2009, the principal amount of the Merrill Lynch Fixed Rate Pool #1 (“Pool #1”) was $36.5 million (June 30, 2009 balance of $38.7 million). The company and the special servicer for Pool #1 have agreed to two separate six-month extensions of the maturity date for this indebtedness. Assuming that the second six-month extension is exercised by the company, the maturity date of Pool #1 will be July 1, 2010. The interest rate on Pool #1 will remain fixed at 6.58% during the term of the extension. The company has paid the special servicer an extension fee of approximately $183,000 and will pay an additional extension fee of approximately $266,000 if the company chooses to exercise the second six month extension. Additionally, the company made a principal reduction payment of $2 million (reducing the principal balance of Pool #1 to $36.5 million as of July 1, 2009), and will make an additional $1 million principal reduction payment on or before December 30, 2009 if it exercises the second six month extension. The company also has agreed to make additional principal reduction payments of approximately $83,000 per month during the first six month extension and approximately $166,000 per month during the second six month extension, if exercised.
     As of July 1, 2009, the principal amount of the Merrill Lynch Fixed Rate Pool #4 (“Pool #4”) was $35.1 million (June 30, 2009 balance of $35.6 million). The company and the special servicer for Pool #4 have agreed to extend the maturity date to July 1, 2012. The interest rate on Pool #4 will remain fixed at 6.58%. In connection with this agreement, the company paid an extension fee of approximately $175,000 and made a principal reduction payment of $500,000. The parties also have agreed to revise the allocated loan amounts for each property serving as collateral for Pool #4 and to allow partial prepayments of the indebtedness. Pursuant to this

Lodgian

agreement, the company may release individual assets from Pool #4 by paying the lender specified amounts (in excess of the allocated loan amounts) in connection with property sales or refinancing. The company also agreed to pay the lender an “exit fee” upon a full or partial repayment of the loan. The amount of this fee will increase each year but, assuming the loan is held for the full three year term, will effectively increase the current interest rate by 100 basis points per annum. The company also has issued a full recourse guaranty of Pool #4 in connection with this amendment.
     The company and the special servicer for Pool #3 have entered into a second extension agreement to further extend the maturity date of this indebtedness until October 1, 2009 (the previous extension ended on August 1, 2009). Given the extension of the maturity date, the company is not in default of the original loan, which had a balance of $45.7 million as of June 30, 2009. The 60-day extension is intended to provide the parties an opportunity to reach an agreement on a longer-term maturity extension. The company and the special servicer are currently negotiating a longer-term maturity extension for Pool #3; however, the company can provide no assurances that the parties will reach such an agreement. In the event that the company is unable to achieve a long-term extension of Pool #3, the company expects that anticipated cash flow from the hotels securing Pool #3 may not be sufficient to meet the related debt service obligations and it may be necessary to transfer the properties securing this indebtedness to the lender in satisfaction of the company’s obligations.
Conference Call
     Lodgian will hold a conference call to discuss its 2009 second quarter results today, August 5, 2009 at 10 a.m. Eastern time. To hear the webcast, interested parties may visit the company’s website at www.lodgian.com and click on Investor Relations and then Webcast, Q2

Lodgian

Earnings Conference Call. A recording of the call will be available by telephone until midnight on Wednesday, August 12, 2009 by dialing (800) 406-7325, reference number 4119462. A replay of the conference call will be posted on Lodgian’s website.
Non-GAAP Financial Measures
     The historical non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.
EBITDA and Adjusted EBITDA
     EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.
     The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as impairment losses; restructuring expenses; gains/losses on debt extinguishment; and casualty losses or gains related to damage to and insurance recoveries for properties damaged by events such as hurricane, fire or flood.
RevPAR Index
     RevPAR Index is computed by dividing the company’s RevPAR for a particular period by the market’s RevPAR over the same period. To derive the market’s RevPAR, we identify the hotels that the company considers to be competing hotels for each market in which the company operates. The group of hotels in each market is known as the competitive set. We then obtain RevPAR for each competitive set from Smith Travel Research, a leading provider of lodging

Lodgian

industry data. We believe that RevPAR Index is a meaningful indicator of our performance because it measures our hotels in relation to our competitors. We use RevPAR Index to determine if our hotels are increasing market share, which is one of our key business objectives.
About Lodgian
     Lodgian is one of the nation’s largest independent hotel owners and operators. The company currently owns and/or manages a portfolio of 38 hotels with 7,078 rooms located in 22 states. Of the company’s 38-hotel portfolio, 18 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 12 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott, Residence Inn by Marriott and Fairfield Inn by Marriott), two are Hilton brands, and five are affiliated with other nationally recognized franchisors including Starwood, Wyndham and Carlson. One hotel is an independent, unbranded property, which is currently closed and held for sale. For more information about Lodgian, visit the company’s website: www.lodgian.com.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Lodgian’s negotiations with special servicers and lenders, optional maturity extensions, property dispositions, future financial position, business strategy, projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lodgian and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the effects of regional, national and international economic conditions, our ability to refinance or extend maturing mortgage indebtedness, competitive conditions in the lodging industry and increases in room supply, requirements of franchise agreements (including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions), our ability to complete planned hotel dispositions, the effects of unpredictable weather events such as hurricanes, the financial

Lodgian

condition of the airline industry and its impact on air travel, the effect of self-insured claims in excess of our reserves and our ability to obtain adequate insurance at reasonable rates, and other factors discussed under Item IA (Risk Factors) in Lodgian’s Form 10-K for the year ended December 31, 2008, and as updated in our Forms 10-Q for the quarters ended March 31 and June 30, 2009. We assume no duty to update these statements.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Lodgian or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.
# # #

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2009	December 31, 2008
	($ in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$23,752	$20,454
Cash, restricted	10,327	8,179
Accounts receivable (net of allowances: 2009 — $328; 2008 — $263)	8,184	7,115
Inventories	3,116	2,983
Prepaid expenses and other current assets	14,166	21,257
Assets held for sale	5,622	33,021

Total current assets	65,167	93,009

Property and equipment, net	450,560	447,366
Deposits for capital expenditures	7,588	11,408
Other assets	5,110	3,631

	$528,425	$555,414

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,647	$7,897
Other accrued liabilities	22,929	22,897
Advance deposits	1,953	1,293
Current portion of long-term liabilities	66,720	124,955
Liabilities related to assets held for sale	803	16,167

Total current liabilities	98,052	173,209

Long-term liabilities	258,104	194,800

Total liabilities	356,156	368,009

Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 25,144,364 and 25,075,837 issued at June 30, 2009 and December 31, 2008, respectively	252	251
Additional paid-in capital	331,319	330,785
Accumulated deficit	(119,143)	(105,246)
Accumulated other comprehensive income	33	1,262
Treasury stock, at cost, 3,826,157 and 3,806,000 at June 30, 2009 and December 31, 2008, respectively	(39,690)	(39,647)

Total stockholders’ equity attributable to common stock	172,771	187,405
Noncontrolling interest	(502)	0

Total stockholders’ equity	172,269	187,405

	$528,425	$555,414

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	($ in thousands, except share data)		($ in thousands, except share data)

Revenues:
Rooms	$40,238	$50,185	$77,807	$95,296
Food and beverage	12,655	15,564	23,658	27,820
Other	1,970	2,153	3,689	4,234

Total revenues	54,863	67,902	105,154	127,350

Direct operating expenses:
Rooms	10,951	12,391	21,264	23,825
Food and beverage	8,380	9,996	16,132	18,969
Other	1,335	1,556	2,651	2,967

Total direct operating expenses	20,666	23,943	40,047	45,761

	34,197	43,959	65,107	81,589

Other operating expenses:
Other hotel operating costs	15,211	18,107	31,138	36,388
Property and other taxes, insurance, and leases	4,562	3,851	8,854	8,294
Corporate and other	3,573	3,471	7,181	9,668
Casualty losses, net	15	—	96	—
Depreciation and amortization	8,800	7,989	17,293	15,455
Impairment of long-lived assets	3,816	5,580	4,325	7,721

Total other operating expenses	35,977	38,998	68,887	77,526

Operating (loss) income	(1,780)	4,961	(3,780)	4,063

Other income (expenses):
Interest income and other	37	276	82	666
Interest expense	(3,658)	(4,920)	(7,579)	(10,238)

(Loss) income before income taxes and noncontrolling interest	(5,401)	317	(11,277)	(5,509)
Benefit (provision) for income taxes — continuing operations	53	(33)	(18)	(85)

(Loss) income from continuing operations	(5,348)	284	(11,295)	(5,594)

Discontinued operations:
(Loss) income from discontinued operations before income taxes	(2,031)	5,977	(3,141)	4,520
Benefit (provision) for income taxes — discontinued operations	62	106	37	(77)

(Loss) income from discontinued operations	(1,969)	6,083	(3,104)	4,443

Net (loss) income	(7,317)	6,367	(14,399)	(1,151)
Less: Net loss attributable to noncontrolling interest	342	—	502	—

Net (loss) income attributable to common stock	$(6,975)	$6,367	$(13,897)	$(1,151)

Basic and diluted net (loss) income per share attributable to common stock	$(0.33)	$0.29	$(0.65)	$(0.05)

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY QUARTER
(UNAUDITED)

	2009		2008				2007
	Second	First	Fourth	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	($ in thousands)

Revenues:
Rooms	$40,238	$37,569	$39,434	$47,251	$50,185	$45,111	$41,859	$47,745
Food and beverage	12,655	11,003	13,700	12,656	15,564	12,256	14,600	13,042
Other	1,970	1,719	1,902	2,189	2,153	2,081	1,834	2,162

	54,863	50,291	55,036	62,096	67,902	59,448	58,293	62,949

Direct operating expenses:
Rooms	10,951	10,313	11,216	12,385	12,391	11,434	10,742	12,188
Food and beverage	8,380	7,752	9,132	9,169	9,996	8,973	9,186	9,592
Other	1,335	1,316	1,353	1,566	1,556	1,411	1,310	1,534

	20,666	19,381	21,701	23,120	23,943	21,818	21,238	23,314

	34,197	30,910	33,335	38,976	43,959	37,630	37,055	39,635

Other operating expenses:
Other hotel operating costs	15,211	15,927	16,423	18,633	18,107	18,281	16,697	18,239
Property and other taxes, insurance and leases	4,562	4,292	4,296	4,314	3,851	4,443	4,421	4,147
Corporate and other	3,573	3,608	3,067	4,373	3,471	6,197	4,248	5,575
Casualty losses (gains), net	15	81	1,153	(56)	—	—	—	—
Restructuring	—	—	—	—	—	—	(25)	1,258
Depreciation and amortization	8,800	8,493	8,352	8,123	7,989	7,466	7,571	7,332
Impairment of long-lived assets	3,816	509	354	1,393	5,580	2,141	796	512

Other operating expenses	35,977	32,910	33,645	36,780	38,998	38,528	33,708	37,063

Operating (loss) income	(1,780)	(2,000)	(310)	2,196	4,961	(898)	3,347	2,572

Other income (expenses):
Interest income and other	37	45	146	242	276	390	912	1,312
Other interest expense	(3,658)	(3,921)	(4,720)	(4,967)	(4,920)	(5,318)	(5,946)	(6,114)

(Loss) income before income taxes	(5,401)	(5,876)	(4,884)	(2,529)	317	(5,826)	(1,687)	(2,230)
Benefit (provision) for income taxes — continuing operations	53	(71)	(71)	79	(33)	(52)	(1,678)	1,062

(Loss) income from continuing operations	(5,348)	(5,947)	(4,955)	(2,450)	284	(5,878)	(3,365)	(1,168)

Discontinued operations:
(Loss) income from discontinued operations before income taxes	(2,031)	(1,110)	210	(3,681)	5,977	(1,457)	(5,978)	1,889
Benefit (provision) for income taxes	62	(25)	95	(52)	106	(183)	1,270	(674)

(Loss) income from discontinued operations	(1,969)	(1,135)	305	(3,733)	6,083	(1,640)	(4,708)	1,215

Net (loss) income	$(7,317)	$(7,082)	$(4,650)	$(6,183)	$6,367	$(7,518)	$(8,073)	$47
Less: Net loss (income) attributable to noncontrolling interest	342	160	—	—	—	—	—	—

Net (loss) income attributable to common stock	$(6,975)	$(6,922)	$(4,650)	$(6,183)	$6,367	$(7,518)	$(8,073)	$47

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures)
with Income/(Loss) from Continuing Operations (a GAAP measure)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	($ in thousands)		($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(5,348)	$284	$(11,295)	$(5,594)
Net loss attributable to noncontrolling interest	342	—	502	—

(Loss) income from continuing operations attributable to common stock	$(5,006)	$284	$(10,793)	$(5,594)
Depreciation and amortization	8,800	7,989	17,293	15,455
Interest income	(37)	(276)	(82)	(666)
Interest expense	3,658	4,920	7,579	10,238
Provision for income taxes	(53)	33	18	85

EBITDA from continuing operations	$7,362	$12,950	$14,015	$19,518

Adjustments to EBITDA:
Impairment of long-lived assets	$3,816	$5,580	$4,325	$7,721
Casualty losses, net	15	—	96	—

Adjusted EBITDA from continuing operations	$11,193	$18,530	$18,436	$27,239

Lodgian, Inc.
Summary of Mortgage Debt as of June 30, 2009
($ in thousands)
(UNAUDITED)

	Number	Debt	Maturity
	of Hotels	Balance	Date	Interest rate

Mortgage Debt
IXIS	3	$20,828	Mar-10[1]	LIBOR plus 2.95%, capped at 7.45%
IXIS	1	18,412	Dec-09[1]	LIBOR plus 2.90%, capped at 7.90%
Goldman Sachs	10	130,000	May-10[2]	LIBOR plus 1.50%; capped at 6.50%
Merrill Lynch Mortgage Lending, Inc. — Fixed #1	4	38,669	Dec-09[3]	6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #3	6	45,739	Oct-09	6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #4	6	35,576	Jul-12	6.58%
Wachovia- Pinehurst	1	2,954	Jun-10	5.78%
Wachovia- Phoenix West	1	9,411	Jan-11	6.03%
Wachovia- Palm Desert	1	5,706	Feb-11	6.04%
Wachovia- Worcester	1	16,328	Feb-11	6.04%

Total Mortgage Debt	34	$323,623		4.20	% [4]

[1] —	Upon the satisfaction of certain conditions, a one-year extension option is available beyond the maturity date.

[2] —	Upon the satisfaction of certain conditions, two one-year extension options are available beyond the maturity date.

[3] —	The current maturity date is December 31, 2009 with an option to extend to July 1, 2010

[4] —	Annual effective weighted average cost of debt at June 30, 2009.

Lodgian, Inc.
2009 Supplemental Operating Information
(UNAUDITED)

Hotel	Room		Three months ended
Count	Count		June 30, 2009	June 30, 2008	Increase (Decrease)
36	6,789	All Continuing Operations hotels
		Occupancy	66.0%	75.3%		(12.4)%
		ADR	$98.66	$107.69	($9.03)	(8.4)%
		RevPAR	$65.12	$81.08	($15.96)	(19.7)%
		RevPAR Index	99.2%	99.3%	(0.1)%	(0.1)%

27	4,801	Continuing Operations less hotels under renovation in the first and second quarter 2008 or 2009
		Occupancy	66.0%	75.9%		(13.0)%
		ADR	$96.19	$105.22	($9.03)	(8.6)%
		RevPAR	$63.48	$79.82	($16.34)	(20.5)%
		RevPAR Index	100.6%	101.9%	(1.3)%	(1.3)%

12	1,398	Marriott Hotels
		Occupancy	68.9%	77.8%		(11.4)%
		ADR	$100.74	$112.51	($11.77)	(10.5)%
		RevPAR	$69.42	$87.54	($18.12)	(20.7)%
		RevPAR Index	110.9%	111.4%	(0.5)%	(0.4)%

2	396	Hilton Hotels
		Occupancy	61.9%	72.7%		(14.9)%
		ADR	$112.66	$114.69	($2.03)	(1.8)%
		RevPAR	$69.71	$83.42	($13.71)	(16.4)%
		RevPAR Index	99.3%	99.7%	(0.4)%	(0.4)%

18	4,120	IHG Hotels
		Occupancy	66.0%	75.7%		(12.8)%
		ADR	$100.85	$107.53	($6.68)	(6.2)%
		RevPAR	$66.52	$81.36	($14.84)	(18.2)%
		RevPAR Index	98.1%	98.0%	0.1%	0.1%

4	875	Other Brands — Radisson, Wyndham and Four Points by Sheraton
		Occupancy	63.4%	70.7%		(10.3)%
		ADR	$78.18	$96.74	($18.56)	(19.2)%
		RevPAR	$49.57	$68.36	($18.79)	(27.5)%
		RevPAR Index	82.2%	84.7%	(2.5)%	(3.0)%

Lodgian, Inc.
2009 Supplemental Operating Information
(UNAUDITED)

Hotel	Room		Six months ended
Count	Count		June 30, 2009	June 30, 2008	Increase (Decrease)
36	6,789	All Continuing Operations hotels
		Occupancy	63.7%	71.0%		(10.3)%
		ADR	$99.36	$108.44	($9.08)	(8.4)%
		RevPAR	$63.27	$76.98	($13.71)	(17.8)%
		RevPAR Index	98.4%	98.4%	0.0%	0.0%

27	4,775	Continuing Operations less hotels under renovation in the first quarter 2008 or 2009
		Occupancy	65.4%	72.8%		(10.2)%
		ADR	$97.17	$106.86	($9.69)	(9.1)%
		RevPAR	$63.51	$77.74	($14.23)	(18.3)%
		RevPAR Index	99.6%	99.9%	(0.3)%	(0.3)%

12	1,398	Marriott Hotels
		Occupancy	66.9%	72.0%		(7.1)%
		ADR	$102.27	$113.45	($11.18)	(9.9)%
		RevPAR	$68.41	$81.67	($13.26)	(16.2)%
		RevPAR Index	113.0%	110.8%	2.2%	2.0%

2	396	Hilton Hotels
		Occupancy	59.0%	65.8%		(10.3)%
		ADR	$110.69	$112.59	($1.90)	(1.7)%
		RevPAR	$65.34	$74.12	($8.78)	(11.8)%
		RevPAR Index	97.9%	97.4%	0.5%	0.5%

18	4,120	IHG Hotels
		Occupancy	62.7%	71.6%		(12.4)%
		ADR	$101.13	$108.18	($7.05)	(6.5)%
		RevPAR	$63.40	$77.44	($14.04)	(18.1)%
		RevPAR Index	96.1%	98.0%	(1.9)%	(1.9)%

4	875	Other Brands — Radisson, Wyndham and Four Points by Sheraton
		Occupancy	65.2%	68.9%		(5.4)%
		ADR	$81.94	$99.56	($17.62)	(17.7)%
		RevPAR	$53.46	$68.60	($15.14)	(22.1)%
		RevPAR Index	84.6%	81.4%	3.2%	3.9%

Lodgian, Inc.
Hotel Portfolio as of August 1, 2009

Location	Brand	Rooms

Continuing Operations
Bentonville, AR	Courtyard by Marriott	90
Little Rock, AR	Residence Inn by Marriott	96
Phoenix, AZ	Crowne Plaza	295
Phoenix, AZ	Holiday Inn	144
Phoenix, AZ	Radisson	159
Palm Desert, CA	Holiday Inn Express	129
Denver, CO	Marriott	238
Melbourne, FL	Crowne Plaza	270
West Palm Beach, FL	Crowne Plaza	219
Atlanta, GA	Courtyard by Marriott	181
Ft. Wayne, IN	Hilton	244
Florence, KY	Courtyard by Marriott	78
Paducah, KY	Courtyard by Marriott	100
Kenner, LA	Radisson	244
Lafayette, LA	Courtyard by Marriott	90
Dedham, MA	Residence Inn by Marriott	81
Worcester, MA	Crowne Plaza	243
Baltimore (BWI Airport), MD	Holiday Inn	259
Baltimore (Inner Harbor), MD	Holiday Inn	365
Columbia, MD	Hilton	152
Silver Spring, MD	Crowne Plaza	231
Pinehurst, NC	Springhill Suites by Marriott	107
Merrimack, NH	Fairfield Inn by Marriott	115
Santa Fe, NM	Holiday Inn	130
Albany, NY	Crowne Plaza	384
Strongsville, OH	Holiday Inn	303
Tulsa, OK	Courtyard by Marriott	122
Monroeville, PA	Holiday Inn	187
Philadelphia, PA	Four Points by Sheraton	190
Pittsburgh — Washington, PA	Holiday Inn	138
Pittsburgh, PA	Crowne Plaza	193
Hilton Head, SC	Holiday Inn	202
Myrtle Beach, SC	Holiday Inn	133
Abilene, TX	Courtyard by Marriott	100
Dallas (DFW Airport), TX	Wyndham	282
Houston, TX	Crowne Plaza	294

		6,788

Held For Sale
Troy, MI	Ramada Plaza	185
Memphis, TN	Independent	105

		290